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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                                 January 9, 2004
                Date of Report (date of earliest event reported)

                            CYPRESS BIOSCIENCE, INC.
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               (Exact name of Registrant as specified in charter)

            Delaware                      0-12943                22-2389839
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

                         4350 Executive Drive, Suite 325
                           San Diego, California 92121
                    (Address of principal executive offices)
       Registrant's telephone number, including area code: (858) 452-2323

                                       N/A
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          (Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure

On January 9, 2004, Cypress Bioscience, Inc. entered into an agreement with Forest Laboratories, Inc. for the development and marketing of milnacipran, which was licensed by Cypress from Pierre Fabre Medicament in August 2001. In connection with the transaction between Cypress and Forest, Cypress also amended its License Agreement and Trademark Agreement with Pierre Fabre and entered into a Purchase and Supply Agreement with Pierre Fabre related to the purchase and supply of the active pharmaceutical ingredient in milnacipran. The agreement between Cypress and Forest Laboratories provides for total upfront and milestone payments to Cypress that could be between $200 and $250 million. In addition, Forest Laboratories will pay Cypress a royalty based on sales and will fund all continuing development activities and will be responsible for sales and marketing activities, with Cypress having the option to co-promote up to twenty-five percent of the total physician details. A copy of the Press Release dated January 9, 2004 announcing the foregoing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Exhibits

Exhibit 99.1 Press Release, dated January 9, 2004, announcing Cypress' execution of an agreement with Forest Laboratories, Inc. for the development and marketing of milnacipran

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CYPRESS BIOSCIENCE, INC.

                                                 By: /s/ Jay D. Kranzler
                                                     ---------------------------
                                                     Jay D. Kranzler
                                                     Chief Executive Officer and
                                                     Chairman of the Board

Date: January 9, 2004

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                                INDEX TO EXHIBITS

Exhibit 99.1 Press Release, dated January 9, 2004, announcing Cypress' execution of an agreement with Forest Laboratories, Inc. for the development and marketing of milnacipran